Exhibit 10.2

FULL HOUSE RESORTS, INC.
AWARD AGREEMENT

To:    Daniel R. Lee
From:    The Compensation Committee of the Board of Directors
CC:    Daniel Lee, President & Chief Executive Officer; Lewis Fanger, Sr. Vice President, Chief Financial Officer
and Treasurer; Elaine Guidroz, Vice President, Secretary & General Counsel

Date:    May 24, 2017 (Award Date: May 24, 2017)
Re:    Award Agreement
Congratulations Daniel Lee (the “Grantee”)! On May 24, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of Full House Resorts, Inc. (together with its Related Entities, the “Company”) granted an award (the “Award”) to Grantee by the Company pursuant to the Company’s 2015 Equity Incentive Plan (as amended from time to time, the “2015 Plan”). This Award Agreement, including any document attached hereto (each, an “Attachment”), sets forth the entire details of the Award. Unless otherwise provided herein, terms used herein that are defined in the 2015 Plan and not defined herein shall have the meanings attributable thereto in the 2015 Plan.
For good and valuable consideration, the receipt of which is hereby acknowledged, the Company hereby grants to the Grantee, the Award described in this Award Agreement, on the terms and conditions set forth in this Award Agreement and the applicable Attachment (collectively, this “Agreement”).

Number of Shares and Type of Award:
Type of Award:                Non-Qualified Stock Option
Number of Shares, if applicable:        240,000
Applicable Attachment:            Attachment I-B

TERMS AND CONDITIONS

In addition to the terms and conditions set forth on the applicable Attachment, the following terms and conditions apply.

1.
Compliance with the 2015 Plan. The Award is governed by the 2015 Plan and this Agreement. If this Agreement and the 2015 Plan are inconsistent as to any aspect of the Award, this Agreement will control. If this Agreement is silent as to any aspect of the Award, the 2015 Plan will control.

2.
Administration; Interpretation. The Committee shall have full power and authority to take all actions and make all determinations required or provided for under this Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the terms of this Agreement that the Committee deems necessary or appropriate in the administration of this Agreement and the 2015 Plan. All actions taken by the Committee in good faith shall be final and binding upon the Grantee. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement or the Award. The Grantee accepts the Award subject to all of the terms, provisions and restrictions of this Agreement and the 2015 Plan. The undersigned Grantee hereby accepts as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under this Agreement or the 2015 Plan.

3.
Transferability. Except as may be set forth in the applicable Attachment, the Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than in accordance with Section 6(l) of the 2015 Plan.

4.	Tax Consultation.

a.
The Grantee understands that the Grantee may suffer adverse tax consequences as a result of the grant, vesting, exercise, purchase or further disposition of the Award or any Option or Shares granted thereunder. Grantee represents that the Grantee has consulted with any tax consultants Grantee deems advisable in connection with the Award and that the Grantee is not relying on the Company for any tax advice.

b.
Notwithstanding any other provision of this Agreement, to the extent that any Award granted under the 2015 Plan constitutes deferred compensation, this Agreement shall be interpreted in accordance with the requirements of Section 409(A) of the Internal Revenue Code of 1986, as amended (together with any Department of Treasury regulations and any interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). The Committee may, in its discretion adopt such amendment to this Agreement or adopt other policies and procedures, including amendments, policies and procedures with a retroactive effect; provided, that such amendments, policies and procedures shall not have a materially adverse effect on any portion of this Award that has vested at the time of such amendment or the adoption of such policies and procedures. The Committee may take any other actions, as the Committee determines are necessary or appropriate to comply with the requirements of Section 409A. Grantee represents that Grantee has consulted with any tax consultants Grantee deems advisable in connection with Section 409A.

5.
Adjustments; Fractional Shares. In accordance with Sections 8, 10 and 11 of the 2015 Plan, the Grantee acknowledges that the Award is subject to modification, acceleration or termination upon certain events, including but not limited to, the termination of Grantee’s Continuous Service, a Change in Control of the Company or a change in the capitalization of the Company. Notwithstanding such adjustment, no Award may be exercised that will result in the issuance of a fraction of a Share.

6.
No Right to Continued Employment or Service. Nothing contained in this Agreement shall confer, or be construed to confer, upon Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any with Grantee’s right or the right of the Company to terminate the Grantee’s Continuous Service at any time. The Company’s ability to terminate the employment of a Grantee who is employed at will is in no way affected by a determination that Grantee’s Continuous Service has been terminated for Cause for purposes of the 2015 Plan.

7.
No Effect on Compensation, Retirement or Other Benefit Plans. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons. Except as specifically provided in a retirement or other benefit plan of the Company, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to the level of compensation. The 2015 Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended (as amended, the “ERISA”).

8.
Unfunded Obligation. For purposes of the Award, Grantee shall have the status of a general unsecured creditor of the Company, and any amount payable to Grantee shall be an unfunded and unsecured obligation for all purposes, including Title I of the ERISA. To the extent that the Grantee or any other person acquires a right to receive payments from the Company pursuant to this Agreement, such right shall be no greater that the right of any unsecured general creditor of the Company.

9.	Compliance with Securities Laws.

a.
Grantee acknowledges that, to the extent applicable, this Agreement is intended to conform with (i) all provisions of the Securities Act of 1933, as amended, and the Securities and Exchange Act of 1934, (as amended, the “Exchange Act”), and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, (ii) all applicable state securities laws and regulations, and (iii) the rules and regulations of the Nasdaq Stock Market (collectively, the “Securities Laws”). Notwithstanding anything to the contrary herein, this Agreement and the Award granted hereunder, shall be administered (and exercised where applicable) only in such a manner as to conform to the Securities Laws.

b.
Notwithstanding any other provision of this Agreement, if Grantee is subject to Section 16 of the Exchange Act, the Award shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act. To the extent permitted by law, this Agreement shall be deemed amended to the extent necessary to conform to any amendment of such exemptive rule.

c.
If Shares issued pursuant to an Award or purchased through the exercise of an Option or a SAR have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time of the issuance or exercise, as applicable, the Grantee shall, if required by the Company, promptly make such written representations as are deemed necessary or appropriate by the Company and/or its Counsel.

10.
Consent to Collection, Processing and Transfer of Personal Data. By accepting the Award, the Grantee voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described in this Section 10. The Grantee is not obliged to consent to such collection, use, processing and transfer of personal data. However, failure to provide the consent may affect the Grantee’s ability to participate in the 2015 Plan. The Company holds certain personal information about the Grantee, including the Grantee’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to any Shares that may be awarded, canceled, purchased, vested, unvested or outstanding in the Grantee’s favor, for the purpose of managing and administering the 2015 Plan (“Data”). The Company will transfer Data within the Company as necessary for the purpose of implementation, administration and management of the Grantee’s participation in the 2015 Plan, and the Company may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the 2015 Plan. These recipients may be located in the United States, or elsewhere throughout the world. The Grantee hereby authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Grantee’s participation in the 2015 Plan, including any requisite transfer of such Data as may be required for the administration of the 2015 Plan and/or the subsequent holding of Shares on the Grantee’s behalf to a broker or other third party with whom the Grantee may elect to deposit any Shares acquired pursuant to the 2015 Plan.

11.
Clawback Policy. By accepting the Award, the Grantee voluntarily acknowledges and consents to the Clawback Policy set forth in Section 6(n) of the 2015 Plan. Under the Clawback Policy, the Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any award by the Grantee, and (iii) effect any other right of recoupment of equity and other compensation provided under the 2015 Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law. In addition, the Grantee may be required to repay to the Company certain previously paid compensation, whether provided under this Plan, this Award Agreement, or otherwise in accordance with any Clawback Policy.

12.	Miscellaneous.

a.
Severability. If any provision in this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law, and if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the Award hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the Award hereunder shall remain in full force and effect.

b.
Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given: (i) to the Company when deposited in the United States certified mail, or with a reputable overnight carrier, postage prepaid, and addressed to the Secretary of the Company, at 4670 S. Fort Apache Road, Suite 190, Las Vegas, 89147; and (ii) to the Grantee when deposited in the United States certified mail, or with a reputable overnight carrier, postage prepaid, and addressed to the Grantee at the address given below Grantee’s signature to this Agreement, in each case subject to the right of each party to designate a different address by notice given in accordance with this Section 12(b).

c.
Non-waiver of Breach. The waiver of (or failure to pursue) the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by the waiving party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and shall not operate nor be construed as a bar to the exercise of such right or remedy.

d.	Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Delaware, without reference to the conflict of laws rules or principles thereof.

e.
Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of such successors and assigns of the Company. This Agreement shall be binding on Grantee, and subject to the transfer restrictions contained in Section 6(l) of the 2015 Plan, this Agreement shall be binding on Grantee’s heirs, executors, administrators, successors and assigns.

f.
Amendments, Suspension and Termination. This Agreement may be wholly or partially amended or otherwise modified, suspended, or terminated at any time or from time to time by the Committee, in order to comply with Securities Laws, or for any other reason pursuant to Committee’s sole discretion; provided, that no such amendment, modification, suspension or termination shall have a materially adverse effect on any Award without the prior written consent of the Grantee.

g.
Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

h.
Entire Agreement. This Agreement is binding upon the Grantee and the Company and upon their respective heirs, executors, administrators, successors and assigns. This Agreement, the 2015 Plan and related documents shall be governed by, interpreted and enforced in accordance with the laws of the State of Delaware, except to the extent preempted by Federal law. This Agreement contains the entire agreement and understanding between the Grantee and the Company respecting the Award.

i.	Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

13.
Prospectus and Plan: Grantee acknowledges that Grantee has received a copy of the 2015 Plan and a Prospectus prior to the execution of this Agreement. As a condition to entering into this Agreement, and as a condition to the issuance of any Award, the Grantee agrees to be bound by all of the terms and conditions herein and in the 2015 Plan.

**Please sign below and return this Agreement to Elaine Guidroz as soon as possible**
This Agreement does or does not include an Attachment.

Full House Resorts, Inc.

By:	/s/ Lewis Fanger

Name:	Lewis Fanger

Its:	SVP, CFO & Treasurer

GRANTEE ACKNOWLEDGMENT
I acknowledge the Award described herein on the terms presented and agree to be bound by this Agreement and the terms of the 2015 Plan. I represent that I am (check all that apply):
X An officer of the Company or of one of its subsidiaries;
X An employee of the Company or of one of its subsidiaries;
X A director of the Company;
__ A “Consultant” as defined in the 2015 Equity Incentive Plan.

Acknowledged:

/s/ Daniel R. Lee
Signature

Daniel R. Lee
Printed Name

Address

Address

ATTACHMENT I-B
NONQUALFIED STOCK OPTION AGREEMENT
Daniel Lee, as Grantee

Pursuant to the Award Agreement to which this Attachment I-B, Nonqualified Stock Option Agreement is attached, the Company has granted to the Grantee an option to purchase the number of Options indicated in the Award Agreement, on the terms and conditions set forth in this Agreement.

1.Grant. The Company hereby grants to Grantee the option (the “Option”) to purchase any part or all of the aggregate number of Shares set forth in the Award Agreement (the “Option Shares”) pursuant to the 2015 Plan. This Option is granted as of May 24, 2017 (the “Award Date”). The Option Shares shall upon issue rank equally in all respects with all other Shares. The Option is not intended to qualify as an “incentive stock option” defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

2.Exercise Price. The exercise price for the Option Shares shall be, except as herein provided, $2.32 per Option Share, hereinafter sometimes referred to as the “Option Price,” payable immediately in full upon the exercise of the Option. In no event shall the Option Price be less than 100% of the Fair Market Value of the Option Shares subject to this Option the Award Date (or 110% where the Option Holder owns more than 10% of the combined voting power of all classes of stock of the Company the Award Date).

3.Commencement of Exercisability.

(a)Except as otherwise provided in Sections 3(b), 3(c), and 3(d) hereof, the Option Shares shall become vested with respect to 1/24th of the total number of Option Shares on each monthly anniversary of November 30, 2018 thereafter (each, a “Vesting Date”), provided that the Continuous Service of the Grantee continues through and on each applicable Vesting Date.

There shall be no proportionate or partial vesting of Option Shares in or during the months, days or periods prior to each Vesting Date, and all vesting of Option Shares shall occur only on the applicable Vesting Date.

(b)In the event that a Change in Control of the Company occurs during the Grantee’s Continuous Service, the unvested Option Shares shall vest and become exercisable in accordance with the terms of the 2015 Plan.

(c)The unvested Option Shares shall vest and become exercisable at such other times and circumstances as provided in that certain Employment Agreement entered into by and between the Grantee and the Company, dated as of November 28, 2014, as amended by that certain First Amendment to Employment Agreement dated as of May 24, 2017.

(d)Notwithstanding any other term or provision of this Agreement, the Board or the Committee shall be authorized, in its sole discretion, based upon its review and evaluation of the performance of the Grantee and of the Company, to accelerate the vesting of any Option Shares under this Agreement, at such times and upon such terms and conditions as the Board or the Committee shall deem advisable.

4.Expiration of the Option. The Option may not be exercised to any extent by anyone after May 24, 2027 (the “Expiration Date”). Unless otherwise provided in an employment agreement the terms of which have been approved by the Administrator, in the event the Grantee’s Continuous Service terminates, the Grantee may exercise the Option to the extent that the Grantee was so entitled as of the date of termination, but only within such period of time ending on the date ninety (90) days following the termination of the Grantee’s Continuous Service; provided that, if the termination of Continuous Service is by the Company for Cause, the Option shall immediately terminate and cease to be exercisable. If, after termination, the Grantee does not exercise his or her Option within the time specified herein, the Option shall terminate without any payment to the Grantee.

5.Exercise of the Option.

(a)Except as provided herein or in the 2015 Plan, during the lifetime of the Grantee, only the Grantee may exercise the Option or any portion thereof. After the death or Disability of the Grantee, any exercisable portion of the Option may be exercised pursuant to the terms of the 2015 Plan by any person empowered to do so. Any portion of the Option not exercisable at the time of the death or Disability of the Grantee shall terminate and cease to be exercisable.

(b)Any exercisable portion of the Option, or the entire Option if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 4 hereof.

(c)The Option may be exercised solely by delivery to the Secretary of the Company (or other person or entity designated by the Company) of all of the following, prior to the Expiration Date.

i.
A written or electronic notice, signed by the Grantee or other person then entitled to exercise the Option and complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised;

ii.	Full payment of the exercise price and applicable withholding taxes in a manner permitted by Section 8(c) hereof;

iii.	Any other written representations or documents as may be required in the Committee’s sole discretion to effect compliance with Securities Laws; and

iv.	If exercised under Section 5 hereof, the appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary and be subject to change from time to time.

(d)Consideration for the exercise of the Option may consist of any one of the following, or a combination thereof:

i.	Cash;

ii.	Check;

iii.
Surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Committee may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Option Shares as to which the Option shall be exercised;

iv.
Payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

v.	Payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of

Option Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Committee) less the exercise price per Option Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

vi.	With the consent of the Committee, such other form of legal consideration as may be acceptable to the Committee.

6.Conditions to the Issuance of Stock Certificates. The Shares deliverable upon the exercise of the Option, or any portion thereof, shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificates or make any book entries evidencing the Shares purchased upon exercise of the of the Option or portion thereof prior to fulfillment of the conditions set forth herein and in the 2015 Plan.

7.Rights with Respect to the Option.

(a)Prior to the exercise of the Option, Grantee shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Option Shares purchasable upon exercise of any part of the Option unless and until such Option has been exercised and Shares have been issued by the Company to the Grantee (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

(b)Except as otherwise provided in this Agreement, the Grantee shall have, with respect to all of the Shares issued by the Company to the Grantee upon exercise of the Option, all of the rights of a holder of shares of common stock of the Company, including without limitation (i) the right to vote such Shares, (ii) the right to receive dividends, if any, as may be declared on the Shares from time to time, and (iii) the rights available to all holders of shares of common stock of the Company upon any merger, consolidation, reorganization, liquidation or dissolution, stock split-up, stock dividend or recapitalization undertaken by the Company; provided, however, that all of such rights shall be subject to the terms, provisions, conditions and restrictions set forth in this Agreement (including without limitation conditions under which all such rights shall be forfeited). Any Shares issued to the Grantee as a dividend with respect to the Shares shall have the same status set forth in this Section 7 unless otherwise determined by the Committee.

(c)If at any time while this Agreement is in effect (or Options granted hereunder shall be or remain unvested while Grantee’s Continuous Service continues and has not yet terminated or ceased for any reason), there shall be any increase or decrease in the number of issued and outstanding Shares of the Company resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Shares, or similar transaction affecting the Option, then and in that event, the Board or the Committee shall make any adjustments it deems fair and appropriate, in view of such change, in the number of Options then subject to this Agreement.

(d)Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement, or of any outstanding Option awarded hereunder, shall not affect in any manner the right, power or authority of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger, consolidation or similar transaction by or of the Company; (iii) any offer, issue or sale by the Company of any capital stock of the Company, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Shares that would be issued upon exercise of the Option and/or that would include, have or possess other rights, benefits and/or preferences superior to those that would be applicable to Shares that would be issued upon exercise of the Option, or any warrants, options or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company; or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).

8.Tax Matters.

(a)The Grantee understands that the Grantee may suffer adverse tax consequences as a result of the Award, vesting and/or exercise of the Option, and/or with the purchase or disposition of the Shares subject to the Option.

(b)Upon exercise of the Option, Grantee shall pay to the Company, or make arrangements satisfactory to the Committee for payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the exercise of the Option. If the Grantee shall fail to make such tax payments, or fail to make satisfactory arrangements for the payment thereof, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including without limitation, the withholding of any Shares that otherwise would be issued to the Grantee under this Agreement) otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the exercise of the Option.

(c)The Grantee may satisfy the withholding requirements with respect to the exercise of the Option pursuant to any one or combination of the following methods:

i.	Payment in cash; or

ii.
By surrender of the whole number of Option Shares sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of the Option (reduced to the lowest whole number of Option Shares if such number of Option Shares withheld would result in withholding a fractional Share with any remaining tax withholding settled in cash).

(d)Tax consequences on the Grantee (including without limitation federal, state, local and foreign income tax consequences) with respect to the Option or the exercise thereof (including without limitation the grant, vesting and/or forfeiture thereof) are the sole responsibility of the Grantee. The Grantee shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters and the Grantee’s filing, withholding and payment (or tax liability) obligations.